UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2026

NEW AMERICA ACQUISITION I CORP.

(Exact name of registrant as specified in its charter)

Florida	001-42988	39-2431245
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

590 Madison Avenue, 39th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (917) 576-6828

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, par value $0.0001 per share, and one-half of one redeemable warrant	NWAXU	The New York Stock Exchange
Class A common stock, par value $0.0001 per share	NWAX	The New York Stock Exchange
Warrants included as part of the units, each whole warrant exercisable to purchase one share of Class A common stock at an exercise price of $11.50	NWAXW	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignation

On February 6, 2026, George O’Leary resigned, effective immediately, as a director of New America Acquisition I Corp. (the “Company”). Mr. O’Leary’s resignation was not because of any disagreement with management or the Board of Directors of the Company (the “Board”) on any matter relating to the Company’s operations, policies or practices.

Director Appointments

On February 6, 2026, the Board appointed each of Stefan C. Passantino and Kyle Wool (each, a “Director”) as a Class I Director and a Class III Director of the Company, effective immediately, to hold office until the first and third annual meeting of shareholders of the Company, respectively, and appointed Kyle Wool to the Investment Committee of the Board, which consists of Kyle Wool, Steve Scopellite and Kevin McGurn.

In addition, the Board appointed Mr. Wool to replace Kevin McGurn as the Chairman of the Board. As a result of the appointments, the size of the Board has been increased from five directors to six directors.

The Company also entered into an indemnity agreement with each of Messrs. Passantino and Wool in the same form as its standard form of indemnity agreement with its other directors and in the same form as previously filed with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 5, 2025. Furthermore, Mr. Passantino is a signatory to the letter agreement, dated December 3, 2025, as previously filed with the Company’s Current Report on Form 8-K filed with the SEC on December 5, 2025, entered into by the Company and its directors and officers and members of the advisory board of the Company in connection with the Company’s initial public offering (“IPO”), pursuant to which Mr. Passantino has agreed to (i) vote any shares held by him in favor of the Company’s initial business combination, (ii) facilitate the liquidation and winding up of the Company if an initial business combination is not consummated within 18 months from the closing of the IPO (or 24 months from the closing of the IPO if the Company has executed a definitive agreement for an initial business combination within 18 months from the closing of the IPO) or such longer period as is approved by the Company’s shareholders, (iii) certain transfer restrictions with respect to the Company’s securities, and (iv) certain indemnification obligations.

The Board affirmatively determined that Mr. Passantino is an independent director within the meaning of the New York Stock Exchange listing standards. In connection with Mr. Passantino’s appointment as a director of the Company, Mr. Passantino will receive an indirect interest in 50,000 shares of Class B common stock of the Company through membership interests in New America Sponsor I LLC, a Florida limited liability company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 9, 2026

New America Acquisition I Corp.

By:	/s/ Kevin McGurn
Name:	Kevin McGurn
Title:	Chief Executive Officer